“PRELIMINARY DATA”

Exhibit 99.1
 (Text of graph posted to Ashland Inc.'s website concerning
Ashland Aqualon Functional Ingredients average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

					#
	2005	2006	2007	2008	2009
January	3.240	2.951	2.851	3.308	2.869
February	3.268	3.445	4.005	4.178
March	2.755	3.172	3.465	5.038
April	3.586	4.025	4.050	4.151
May	3.438	3.222	3.690	4.719
June	3.352	3.967	4.686	5.656
July	3.362	4.042	3.739	3.643
August	2.751	3.129	3.748	4.808
September	3.497	4.286	4.868	5.439
October	3.286	3.101	3.164	3.208
November	3.299	3.510	4.466	4.497
December	3.079	3.966	4.560	3.645

*NOTE:  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.

# - January 2009 data is currently a preliminary estimate until Ashland completes its monthly close process and files an updated Form 8-K at the end of February 2009.